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                                  EXHIBIT 21.1


                  SUBSIDIARIES OF DANIELSON HOLDING CORPORATION


NAMES OF SUBSIDIARIES                               JURISDICTION OF ORGANIZATION

DIRECT SUBSIDIARIES

ACLines LLC                                                    Delaware
Danielson Indemnity Company                                    Missouri

MARINE SERVICES SUBSIDIARIES

   ACL ENTITIES

American Commercial Lines Holdings LLC                         Delaware
American Commercial Lines LLC                                  Delaware
ACBL de Venezuela, C.A.                                        Venezuela
ACBL Dominicana S.A.                                           Dominican
ACBL Hidrovias, Ltd.                                           Bermuda
ACBL Liquid Sales LLC                                          Delaware
ACBL Riverside Terminals C.A.                                  Venezuela
ACBL Venezuela, Ltd.                                           Bermuda
ACL Capital Corp.                                              Delaware
American Commercial Barge Line LLC                             Delaware
American Commercial Lines Funding Corporation                  Delaware
American Commercial Lines International LLC                    Delaware
American Commercial Logistics LLC                              Delaware
American Commercial Terminals LLC                              Delaware
American Commercial Terminals - Memphis LLC                    Delaware
Houston Fleet LLC                                              Delaware
Jeffboat LLC                                                   Delaware
Lemont Harbor & Fleeting Services LLC                          Delaware
Louisiana Dock Company LLC                                     Delaware
Orinoco TASA LLC                                               Delaware
Orinoco TASV LLC                                               Delaware
River Terminal Properties, L.P.                                Tennessee

   GMS ENTITIES

Global Materials Services LLC                                  Tennessee
GMS Venezuela C.A.                                             Venezuela
GMS Venezuela Terminals Holdings LLC                           Delaware
GMS Venezuela Terminal Partners LLC                            Delaware

INSURANCE SERVICES ENTITIES

Danielson Insurance Company                                    California
Danielson National Insurance Company                           California
Danielson Reinsurance Corporation                              Missouri
Kramer Capital Consultants, Inc.                               New York
National American Insurance Company of California              California
Valor Insurance Company, Inc.                                  Montana